Exhibit 99.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of July 15, 2014, by and among Bank of the Carolinas Corporation, a North Carolina corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of common stock, no par value per share, of the Company (the “Common Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which shall be collectively referred to herein as the “Common Shares”).

C. The Company has engaged FIG Partners, LLC as its placement agent (the “Placement Agent”) for the offering of the Common Shares and the shares of Common Stock offered to the Other Investors (as defined below).

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Common Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

E. In addition to the Common Shares to be purchased by the Purchasers pursuant to this Agreement, the Company intends to effect one or more private placement transactions with other accredited investors (the “Other Investors”). On the Closing Date (as defined below), the Company will offer and sell to each Other Investor, pursuant to subscription agreements with the Other Investors (the “Subscription Agreements”), the number of shares of Common Stock subscribed by such Other Investor and accepted by the Company at a price per share equal to the Purchase Price (as defined below). The aggregate shares subscribed for pursuant to this Agreement and the Subscription Agreements is 458,132,991 shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agency” has the meaning set forth in Section 3.1(qq).

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments thereto, as the same may be amended from time to time.

“Bank” means Bank of the Carolinas, a North Carolina-chartered commercial bank.

“BHC Act Control” has the meaning set forth in Section 3.1(xx).

“BHCA” has the meaning set forth in Section 3.1(b).

“Burdensome Condition” has the meaning set forth in Section 4.16.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in North Carolina are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 4.1(e).

“Buy-In Price” has the meaning set forth in Section 4.1(e).

“CIBC Act” means the Change in Bank Control Act of 1978, as amended.

“Closing” means the closing of the purchase and sale of the Common Shares pursuant to this Agreement.

“Closing Bid Price” means, for any security as of any date, the last closing price for such security on the Principal Trading Market, as reported by Bloomberg, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 p.m., New York City Time, as reported by Bloomberg, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported by OTCQB. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination to an independent, reputable investment bank selected by the Company and approved by the holder or (b) the disputed arithmetic calculation to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Wyrick Robbins Yates & Ponton LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Reports” has the meaning set forth in Section 3.1(ll).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Consent Order” means the Consent Order, No. FDIC-11-064b, dated April 27, 2011, issued to the Bank by the FDIC and the NCCOB, as it may be amended, modified, or supplemented from time to time.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 3.1(uu).

“Debentures” has the meaning set forth in Section 5.1(i).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disqualification Event” has the meaning set forth in Section 3.1(uu).

“DTC” means The Depository Trust Company.

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” has the meaning set forth in Section 3.1(ss).

“Escrow Agent” has the meaning set forth in Section 2.1(c).

“Escrow Agreement” has the meaning set forth in Section 2.1(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization or securities exchange.

“Insurer” has the meaning set forth in Section 3.1(qq).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Loan Investor” has the meaning set forth in Section 3.1(qq).

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that “Material Adverse Effect” shall not include the impact of (A) changes in banking and similar laws of general applicability or interpretations thereof by any applicable governmental authority, (B) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (C) changes in general economic conditions, including interest rates, affecting banks generally, or (D) the effects of any action or omission taken by the Company or the Bank with the prior written consent of the Purchasers, except, with respect to clauses (A), (B) and (C), to the extent that the effect of such changes has a disproportionate impact on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks and their holding companies generally.

“Material Contract” means any contract of the Company or any Subsidiary that was, or was required to be, filed as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Money Laundering Laws” has the meaning set forth in Section 3.1(jj).

“NCCOB” means the Office of the North Carolina Commissioner of Banks.

“Non-Control Determination” has the meaning set forth in Section 5.1(q).

“North Carolina Courts” means the state and federal courts sitting in the State of North Carolina.

“OFAC” has the meaning set forth in Section 3.1(ii).

“OTCQB” means the marketplace for trading over-the-counter stocks provided and operated by the OTC Market Group Inc.

“Other Investor” has the meaning set forth in the Recitals.

“Outside Date” means ninety (90) days following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” has the meaning set forth in the Recitals.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTCQB.

“Private Placement Memorandum” means the Company’s Private Placement Memorandum dated June 6, 2014.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $0.10 per Common Share.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Party” has the meaning set forth in Section 4.7(a).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(nn).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(v).

“Securities Act” has the meaning set forth in the Recitals.

“Series A Preferred Stock” has the meaning set forth in Section 5.1(h).

“Solicitor” has the meaning set forth in Section 3.1(uu).

“Stock Certificates” has the meaning set forth in Section 2.2(a).

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Common Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount).”

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Tax Opinion” has the meaning set forth in Section 5.1(q).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group, Inc. (including the OTCQB) (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTCQB on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Schedules and Exhibits attached hereto, the Registration Rights Agreement, and any other documents or agreements executed by the Company or the Purchasers in connection with the transactions contemplated hereunder.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Edgewood, New York, or any successor transfer agent for the Company.

“Treasury” has the meaning set forth in Section 5.1(h).

“U.S. Sanctions Laws” has the meaning set forth in Section 3.2(q).

“Warrant” has the meaning set forth in Section 5.1(h).

“Written Agreement” means the Written Agreement, Docket No. 11-103-WA/RB-HC, dated August 26, 2011, by and between the Company and the Federal Reserve Bank of Richmond, as it may be amended, modified, or supplemented from time to time.

ARTICLE II

PURCHASE AND SALE

2.1. Closing.

(a) Purchase of Common Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser or Other Investor shall, severally and not jointly, purchase from the Company, the number of Common Shares set forth below such Purchaser’s name on the signature page of this Agreement or any Subscription Agreement, as applicable, at a per share price equal to the Purchase Price.

(b) Closing. The Closing of the purchase and sale of the Common Shares pursuant to this Agreement shall take place at the offices of Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607 on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Escrow. Subject to a satisfactory pre-closing in form and substance satisfactory to each Purchaser, each Purchaser who does not require physical certificates to be held immediately prior to the Closing shall deliver to a third party escrow agent (the “Escrow Agent”), pursuant to a written escrow agreement between the Escrow Agent and the Company (the “Escrow Agreement”), its Subscription Amount, in U.S. dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer at least one (1) Business Day prior to the Closing Date to the account provided by the Company.

(d) Form of Payment. Unless otherwise agreed to by the Company and a Purchaser or Other Investor (in each case as to itself only), on the Closing Date, (1) the Company shall deliver to each Purchaser one or more stock certificates (if physical certificates are required by the Purchaser to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within two Business Days of the Closing Date), evidencing the number of Common Shares set forth on such Purchaser’s signature page to this Agreement and (2) upon receipt thereof, each Purchaser and Other Investor shall wire its Subscription Amount to the Company, in United States dollars and in immediately available funds. For purposes of clarity, a Purchaser shall not be required to wire its Subscription Amount until it (or its designated custodian per its delivery instructions) confirms receipt of its Shares.

2.2. Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser and Other Investor the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) one or more stock certificates (if physical certificates are required by the Purchaser to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within two Business Days of the Closing Date), evidencing the shares of Common Stock subscribed for by Purchaser hereunder, registered in the name of such Purchaser or its nominee (the “Stock Certificates”) (or, if the Company and such Purchaser or Other Investor agree, the Company shall cause to be made a book-entry record through the facilities of DTC representing the shares of Common Stock registered in the name of such Purchaser or its nominee);

(iii) a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit C, executed by such counsel and addressed to the Purchasers;

(iv) a copy of the Tax Opinion;

(v) the Registration Rights Agreement, duly executed by the Company;

(vi) a certificate of the Secretary of the Company, in the form attached hereto as Exhibit E (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Common Stock, (b) certifying the current versions of the Articles of Incorporation and Bylaws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vii) a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit F; and

(viii) a Certificate of Existence for each of the Company and the Bank from the North Carolina Secretary of State as of a recent date.

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by such Purchaser;

(ii) subject to a satisfactory pre-closing in form and substance satisfactory to each Purchaser, each Purchaser that does not require physical possession of a stock certificate prior to funding shall deliver to the Escrow Agent, pursuant to the Escrow Agreement, its Subscription Amount, in U.S. dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer at least one (1) Business Day prior to the Closing Date to the account provided by the Company;

(iii) the Registration Rights Agreement, duly executed by such Purchaser; and

(iv) a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company in the form attached hereto as Exhibits B-1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date, except for the representations and warranties that speak as of a specific date, which shall be made as of such date, to each of the Purchasers that:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries except as set forth in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Commission on March 26, 2014. The Company owns, directly or indirectly, all of the capital stock (except for any preferred securities issued by Subsidiaries that are trusts) or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Bank is the Company’s only Subsidiary banking institution. The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and the Subscription Agreements and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Common Shares in accordance with the terms hereof and to issue the shares of Common Stock in accordance with the terms of the Subscription Agreements. The Company’s execution and delivery of each of the Transaction Documents and the Subscription Agreements and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Common Shares and Common Stock) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its board of directors or its shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents and the Subscription Agreements has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the Subscription Agreements and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Common Shares and Common Stock) do not and will not, subject to receipt of the Required Approvals, (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations thereunder, assuming, without investigation, the correctness of the representations and warranties made by the Purchasers herein and by the Other Investors in the Subscription Agreements, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents and the Subscription Agreements (including, without limitation, the issuance of the Common Shares and the Common Stock under the Subscription Agreements), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by any applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market, if applicable, for the issuance, sale and listing or quotation of the Common Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 of this Agreement, (vi) the filing of any applicable notices and/or applications to or the receipt of any applicable consents or non-objections from the state or federal bank regulatory authorities that govern the Company or the Bank, (vii) filing by the Company an amendment to the Company’s Articles of Incorporation reflecting the approval of the Company’s shareholders to increase the number of authorized shares of Common Stock from

15,000,000 to 580,000,000, and (viii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”). The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries which would be likely to prevent the Company from obtaining or effecting any of the foregoing.

(f) Issuance of the Shares. The issuance of the Common Shares has been duly authorized and the Common Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement and the Other Investors in the Subscription Agreements, the Common Shares will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only due to stock grants or other equity awards or stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. No shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights. Other than as set forth on Schedule 3.1(g): (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the SEC Reports; and (ii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound. Except for the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act. Except for the Company’s Tax Benefits Preservation Plan, there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company or any of its Subsidiaries. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares or the shares of Common Stock issued pursuant to the Subscription Agreements.

(h) SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with the Private Placement Memorandum, this Agreement and any certificates furnished pursuant to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Private Placement Memorandum does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The financial statements (including the notes thereto) of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, complied, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and fairly present in all material respects the balance sheet of the Company and its Subsidiaries taken as a whole as of and for the dates thereof and the results of operations, shareholders’ equity and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j) Tax Matters. The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and such tax returns, reports and declarations are complete and correct in all material respects; (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect. No deficiencies for any taxes have been proposed or assessed in writing against or with respect to any taxes due by or tax returns of the Company or any of its Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any tax liability of the Company or any of its Subsidiaries.

(k) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or equity based plans disclosed in the SEC Reports (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject and (vii) to the Company’s Knowledge, there has not been a material increase in the aggregate dollar amount of (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company’s or the Bank’s financial statements with respect thereto. Except for the transactions contemplated by this Agreement and the Subscription Agreements, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made. Moreover, since the date(s) the Company afforded Purchaser (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares; and (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, prospects and any potential transactions sufficient to enable it to evaluate its investment, there have been no events, occurrences or developments that have materially affected or would reasonably be expected to materially affect, either individually or in the aggregate, the information as presented to the Purchasers in connection with the offering of the Common Shares.

(l) Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

(m) Litigation. There is no Action pending or, to the Company’s Knowledge, threatened, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of Common Shares or the Common Stock under the Subscription Agreements or (ii) except as disclosed in the SEC Reports, is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty nor is any Action, to the Company’s Knowledge, currently threatened. There is no Action by the Company or any Subsidiary pending or which the Company or any Subsidiary intends to initiate (other than collection or similar claims in the ordinary course of business). There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act. With the exception of the Consent Order and the Written Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(n) Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent or threatened with respect to any of the employees of the Company or its Subsidiaries which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s employees is or has been a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order (other than the Consent Order and the Written Agreement) of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its Subsidiaries or their respective properties or assets, (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy, guideline or order (other than the Consent Order and the Written Agreement) of any governmental authority or self-regulatory organization (including the Principal Trading Market) applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations, consents and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such certificates, authorizations, consents or permits, individually or in the aggregate, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

(r) Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted as disclosed in the SEC Reports except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s) Insurance. The Company and each of the Subsidiaries are, and following the Closing Date will remain, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses and locations in which and where the Company and the Subsidiaries are engaged. The Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be materially higher than their existing insurance coverage. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage as disclosed in Schedule 3.1(s), (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

(t) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u) Internal Control Over Financial Reporting. Except as set forth in the SEC Reports, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f)

under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting is effective.

(v) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as disclosed in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and proceedings are effective.

(w) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Common Shares and the Common Stock issued under the Subscription Agreements (which placement agent fees are being paid by the Company and are set forth in the Disclosure Materials).

(x) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, the accuracy of the information disclosed in the Accredited Investor Questionnaires and the accuracy of the Other Investors representations and warranties set forth in the Subscription Agreements, no registration under the Securities Act is required for the offer and sale of the Common Shares by the Company to the Purchasers under the Transaction Documents or the Other Investors under the Subscription Agreements. The issuance and sale of the Common Shares hereunder and the Common Stock under the Subscription Agreements does not contravene the rules and regulations of the Principal Trading Market.

(y) Registration Rights. Other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 and the accuracy of the Other Investors’ representations and warranties set forth in the Subscription Agreements, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Common Shares as contemplated hereby.

(aa) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any written notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(bb) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc) Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended , or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(dd) Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its common stock or a change in control of the Company, except that the Company has adopted a Tax Benefits Preservation Plan. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement or to any of the Other Investors solely as a result of the transactions contemplated by the Subscription Agreements, including, without limitation, the Company’s issuance of the Common Shares, any Purchaser’s ownership of the Common Shares, the Company’s issuance of common stock to any of the Other Investors, and any of the Other Investors’ ownership of shares of the Company’s common stock except that the Company has not opted out of the North Carolina Control Share Acquisition Act or the North Carolina Shareholder Protection Act.

(ee) No Undisclosed Liabilities. There are no material liabilities or obligations of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (i) liabilities appropriately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet for the year ended December 31, 2013, and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2013.

(ff) Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.6 hereof. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions.

(gg) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

(hh) Acknowledgment Regarding Purchasers’ Purchase of Common Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Common Shares.

(ii) Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares.

(jj) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Common Shares towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(kk) Money Laundering Laws. The operations of each of the Company and any Subsidiary are, and have been conducted at all times, in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(ll) No Additional Agreements. Except with respect to employee stock options disclosed in the SEC Reports, the Company has no agreements or understandings (including, without limitation, side letters) with any Purchaser or other Person to purchase shares of Common Stock on terms more favorable to such Person than as set forth herein. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents and in the Subscription Agreements.

(mm) Reports, Registrations and Statements. Since January 1, 2012, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the NCCOB, and any other applicable federal or state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the

“Company Reports.” As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the NCCOB and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(nn) Bank Regulatory Capitalization. As of March 31, 2014, the Bank was considered “significantly undercapitalized” under the FDIC’s regulatory framework for prompt corrective action.

(oo) Agreements with Regulatory Agencies. Except for the Consent Order and the Written Agreement, neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2012, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised in writing since December 31, 2012 by any Governmental Entity that it intends to issue, initiate, order, or request any such Regulatory Agreement.

(pp) Compliance with Certain Banking Regulations. To the Company’s Knowledge, there are no facts and circumstances, and the Company has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory;” (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; (iii) to be deemed not to be in satisfactory compliance, in any material respect, with the Home Mortgage Disclosure Act, the Fair Housing Act, the Community Reinvestment Act, the Equal credit Opportunity Act, or (iv) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(qq) No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Shares or the Common Stock offered and sold under the Subscription Agreements.

(rr) Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i) The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii) No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws,

For purposes of this Section 3.1(rr): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(ss) Risk Management Instruments. The Company and the Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and the Subsidiaries. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2013, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(tt) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended,

including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan; “ or (ii) Sections 412 or 4971 of the Code; and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(uu) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(vv) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Common Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(ww) Nonperforming Assets. To the Company’s Knowledge, since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, the Company believes that the Bank will be able to fully and timely collect substantially all interest, principal or other payments when due under its loans, leases and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company and Bank, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate and such belief is reasonable under all the facts and circumstances known to the Company and Bank.

(xx) Change in Control. The issuance of the Shares to the Purchasers as contemplated by this Agreement and the issuance of the Common Stock to the Other Investors as contemplated by the Subscription Agreements will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(yy) Common Control. The Company is not and, after giving effect to the offering and sale of the Shares, will not be under the control (as defined in the BHC Act and the Federal Reserve’s

Regulation Y (12 CFR Part 225) (“BHC Act Control”) of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y). The Company is not in BHC Act Control of any federally insured depository institution other than the Bank. The Bank is not under the BHC Act Control of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y) other than Company. Neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution. The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

(zz) At the Company’s special meeting of shareholders held on May 22, 2014, the Company’s Stockholders approved an amendment to the Company’s Articles of Incorporation that increased the number of shares that the Company is authorized to issue from 15,000,000 to 580,000,000, and reduced the par value to no par value.

3.2. Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. (i) If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other applicable similar power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such purchaser is an entity, the execution, delivery and performance by such Purchaser of the applicable Transaction Documents to which it is a party and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. If such Purchaser is an entity, each of the applicable Transaction Documents to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. (ii) If such Purchaser is not an entity, the execution, delivery and performance by such Purchaser of the applicable Transaction Documents to which it is a party and the transactions contemplated by this Agreement have been duly authorized. Each of the applicable Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Common Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Common Shares as principal for its own account and not with a view to, or for distributing or reselling such Common Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Common Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Common Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Common Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Common Shares (or any securities which are derivatives thereof) to or through any person or entity.

(d) Purchaser Status. At the time such Purchaser was offered the Common Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit B.

(e) Reliance. The Company will be entitled to rely upon this Agreement and are irrevocably authorized to produce this Agreement or a copy hereof to (A) any regulatory authority having jurisdiction over the Company and its affiliates and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable law.

(f) General Solicitation. Such Purchaser is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the Commission).

(g) Direct Purchase. Purchaser is purchasing the Common Shares directly from the Company and not from the Placement Agent. The Placement Agent did not make any representations or warranties to Purchaser, express or implied, regarding the Common Shares, the Company or the Company’s offering of the Common Shares.

(h) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Common Shares indefinitely if required, is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment. Further, Purchaser understands that no representation is being made as to the future trading value or trading volume of the Common Shares.

(i) Access to Information. The Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Common Shares. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares and any such questions have been answered to such Purchaser’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has received all information it deems appropriate for assessing the risk of an investment in the Common Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials provided to such Purchaser and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Common Shares. Purchaser acknowledges that neither the Company nor the Placement Agent have made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except that the Company has made the express representations and warranties contained in Section 3.1 of this Agreement.

(j) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. Other than the Placement Agent and The Hutchison Company, no person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(k) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Common Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of the Company or the Placement Agent (or any of their respective agents, counsel or Affiliates) or any other Purchaser or other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company (including, without limitation, by the Placement Agent) to the Purchaser in connection with the purchase of the Common Shares constitutes legal, regulatory, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Common Shares and such Purchaser has not relied on the business, legal or regulatory advice of the Placement Agent or any of their agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(l) Reliance on Exemptions. Such Purchaser understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Common Shares.

(m) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(n) Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Common Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(o) Antitrust and Other Consents, Filings, Etc. Assuming the accuracy of the Company’s representations and warranties regarding its capitalization, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Entity or authority or any other person or entity in respect of any law or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, is necessary or required to be obtained or made by such Purchaser, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery or performance by such Purchaser of this Agreement or the purchase of the Common Shares contemplated hereby or the Common Stock contemplated to be purchased under the Subscription Agreements, other than passivity or anti-association commitments or other documentation that may be required by the Federal Reserve or other federal or state banking authority.

(p) Trading. Purchaser acknowledges that there is a limited trading market for the Common Stock.

(q) OFAC and Anti-Money Laundering. The Purchaser understands, acknowledges, represents and agrees that (i) the Purchaser is not the target of any sanction, regulation, or law promulgated by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network or any other U.S. Governmental Entity (“U.S. Sanctions Laws”); (ii) the Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) the Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) the Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) to the extent permitted under applicable law, the Purchaser will promptly provide to the Company or any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(r) No Discussions. Purchaser has not discussed the offering of the Common Shares with any other party or potential investors (other than the Company, any other Purchasers affiliated with Purchaser, and Purchaser’s authorized agents, advisors, and representatives), except as expressly permitted under the terms of this Agreement.

(s) Knowledge as to Conditions. Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.

(t) Bank Holding Company Status. Purchaser has not or is not acting in concert with any other Person in connection with the transactions contemplated by this Agreement or the Subscription Agreements, other than Affiliates of the Purchaser identified by the Purchaser to the Company as Affiliates. Assuming the accuracy of the representations and warranties of the Company contained herein, the Purchaser, either acting alone or together with any other Person will not, directly or indirectly, own, control or have the power to vote, immediately after giving effect to its purchase of Common Shares pursuant to this Agreement, in excess of 9.9% of the outstanding shares of the Company’s voting stock of any class or series. Without limiting the foregoing, assuming the accuracy of the representations and warranties of the Company contained herein, the Purchaser represents and warrants that it does not and will not as a result of its purchase or holding of the purchased Common Shares or any other securities of the Company have “control” of the Company or the Bank, and has no present intention of acquiring “control” of the Company or the Bank, for purposes of the BHCA or the CIBC Act.

3.3 The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1. Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Common Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Common Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Common Shares.

(b) Legends. Certificates evidencing the Common Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Common Shares held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).

(c) Removal of Legends. Upon the written request of the holder, the restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Common Shares are registered for resale under the Securities Act, (ii) such Common Shares are sold or transferred pursuant to Rule 144, or (iii) such Common Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (A) the Effective Date or (B) Rule 144 becoming available for the resale of Common Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Common Shares and without volume or manner-of-sale restrictions, the Company, upon the written request of the holder, shall instruct the Transfer Agent to remove the legend from the Common Shares and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Common Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Common Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d) Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Common Shares or any interest therein without complying with the requirements of the Securities Act. Except as otherwise provided below, while the above-referenced registration statement remains effective, each Purchaser hereunder may sell the Common Shares in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Common Shares are sold pursuant to Rule 144. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Common Shares is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Common Shares until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Common Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

(e) Buy-In. If the Company shall fail for any reason or for no reason to issue to a Purchaser unlegended certificates by the Legend Removal Date, then, in addition to all other remedies available to such Purchaser, if on or after the Trading Day immediately following such three (3) Trading Day period, such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock (or a broker or trading counterparty through which the Purchaser has agreed to sell shares makes such purchase) to deliver in satisfaction of a sale by the holder of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after such Purchaser’s request and in such Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the Closing Bid Price per share on the Legend Removal Date. Notwithstanding the foregoing, the Company shall have no obligation to pay cash pursuant to this Section 4.1(e) to the extent prohibited by applicable law, regulation or order of the Federal Reserve, the FDIC, the NCCOB, or any other applicable federal or state banking authorities.

4.2. Acknowledgment of Dilution. The Company acknowledges that the issuance of the Common Shares may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under this Agreement, including without limitation its obligation to issue the Common Shares pursuant to this Agreement, are unconditional (except as otherwise set forth herein) and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3. Furnishing of Information. In order to enable the Purchasers to sell the Common Shares under Rule 144 of the Securities Act, for a period of one year from the Closing, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such one year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Common Shares pursuant to Rule 144.

4.4. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Common Shares as required under Regulation D. Purchaser agrees to timely provide Company with any and all needed information in connection with Company’s preparation and filing of a Form D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.5. No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Common Shares in a manner that would require the registration under the Securities Act of the sale of the Common Shares to the Purchasers.

4.6. Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Trading Day immediately following the date of this Agreement, issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the filing of the Press Release. On or before 9:00 a.m., Eastern time, on the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). If, following public disclosure of the transactions contemplated hereby, this Agreement terminates prior to Closing, the Company shall issue a press release disclosing such termination by 9:00 a.m., New York City time, on the first Trading Day following the date of such termination. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or in any filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). Following the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors or employees or the Placement Agent. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of the existence and terms of the transaction contemplated herein.

4.7. Indemnification.

(a) Indemnification of Purchasers. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees, agents and investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the

Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners, employees, agents or investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Purchaser Party of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.7 (a), such Purchaser Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Purchaser Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Purchaser Party so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Purchaser Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party unless: (i) the Company and the Purchaser Party shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Purchaser Party in such proceeding; or (iii) in the reasonable judgment of counsel to such Purchaser Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Purchaser Party, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Purchaser Party is or could have been a party and indemnity could have been sought hereunder by such Purchaser Party, unless such settlement includes an unconditional release of such Purchaser Party from all liability arising out of such proceeding.

(c) Limitation on Amount of Company’s Indemnification Liability.

(i) Deductible. Except as provided otherwise in 4.7(c)(iii), the Company will not be liable for losses that otherwise are indemnifiable under Section 4.7(a) until the total of all losses under Section 4.7(a) incurred by all Purchasers exceeds $50,000, at which point the full amount of all losses shall be recoverable.

(ii) Maximum. Except as provided otherwise in Section 4.7(c)(iii), the maximum aggregate liability of the Company for all losses under Section 4.7(a) is the aggregate Subscription Amount by all Purchasers, provided however, that the maximum aggregate liability of the Company for all losses under Section 4.7(a) as to any individual Purchaser is the aggregate Subscription Amount of such individual Purchaser.

(iii) Exceptions. The provisions of Section 4.7(c)(i) and (ii) do not apply to (A) claims due to the inaccuracy of any of the representations or breach of any of the warranties of the Company in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f), 3.1(g), 3.1(i) or 3.1(j) or (B) indemnification claims involving fraud or knowing and intentional misconduct by the Company.

4.8. Use of Proceeds. The Company intends to use the net proceeds from the sale of the Common Shares hereunder and the Common Stock issued under the Subscription Agreements (i) to redeem the Company’s outstanding preferred stock held by the U.S. Treasury; (ii) to redeem the debentures associated with the Company’s outstanding trust preferred securities, (iii) to redeem the Company’s subordinated note held by another financial institution and (iv) to unwind two term repurchase agreements the Company entered into with other financial institutions. In addition, a portion of the proceeds will be invested in the Bank and a portion will be retained by the Company. The Company will use the funds it retains for general corporate purposes. The Bank may use the proceeds it receives from the Company to augment its capital position, support its operations, or for general corporate purposes.

4.9. Limitation on Beneficial Ownership. No Purchaser (and its Affiliates or any other Persons with which it is acting in concert) will be entitled to purchase a number of Common Shares that would result in such Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.9% of the number of shares of the Company’s voting securities issued and outstanding.

4.10. Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.11. No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

4.12. No Additional Issuances. Between the date of this Agreement and the Closing Date, except for the Shares being issued pursuant to this Agreement and the Subscription Agreements, the Company shall not issue or agree to issue any additional shares of Common Stock or other securities which provide the holder thereof the right to convert such securities into, or acquire, shares of Common Stock.

4.13. Conduct of Business. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Company will, and will cause its Subsidiaries to, operate their business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of their employees, consultants and agents, preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations, maintain all of its operating assets in their current condition (normal wear and tear excepted) and will not take or omit to take any action that would constitute a breach of Section 3.1(k).

4.14. Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Purchaser’s pro rata proportion), that would cause such Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to exceed 9.9%, in each case without the prior written consent of such Purchaser, or to increase to an amount that would constitute “control” under the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to “control” the Company under and for purposes of the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHC Act)) shall have the ability to purchase or exercise any voting rights of any class of securities in excess of 9.9% of the total outstanding voting securities of the Company. In the event either the Company or a Purchaser breaches its obligations under this Section 4.14 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

4.15. Most Favored Nation. With the exception of the Side Letter Agreements between the Company and certain Purchasers to be entered into in connection with the execution and delivery of this Agreement which provide certain Purchasers with reimbursement for legal expenses and the right to either appoint a representative to the Company’s board of directors or appoint a non-voting observer to attend Company board meetings, during the period from the date of this Agreement through the Closing Date, neither the Company nor its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchasers by this Agreement, unless, in any such case, the Purchasers have been provided with such rights and benefits.

4.16. Filings; Other Actions. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, will reasonably cooperate and consult with the other and use commercially reasonable efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings and other documents, to provide evidence of non control of the Company and the Bank, as requested by the applicable Governmental Entity, including executing and delivery to the applicable Governmental Entities customary passivity commitments, disassociation commitments and commitments not to act in concert, with respect to the Company or the Bank, and to obtain all necessary and customary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, in each case, (i) necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, in each case required by it, and (ii) with respect to the Purchaser, to the extent typically provided by the Purchaser to such third parties or Governmental Entities, as applicable, under the Purchaser’s policies consistently applied, to the extent the Purchaser has such policies, and subject to such confidentiality requests as the Purchaser may reasonably seek. Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 4.10.

Each Purchaser, with respect to itself only, and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information and confidential information related to such Purchaser, all the information (other than confidential information) relating to such other parties, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided that (i) for the avoidance of doubt, no Purchaser shall have the right to review any such information relating to another Purchaser and (ii) a Purchaser shall not be required to disclose to the Company or any other Purchaser any information that is confidential and proprietary to such Purchaser, its Affiliates, its investment advisor’s or its or their control persons or equity holders. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, agrees to keep the other reasonably apprised of the status of matters referred to in this Section 4.10. Each Purchaser, with respect to itself only, and the Company shall promptly furnish the other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement; provided, that the party delivering any such document may redact any confidential information contained therein. Notwithstanding anything in this Section 4.10 or elsewhere in this Agreement to the contrary, the Purchaser shall not be required to provide to any person pursuant to this Agreement any of its, its Affiliates’, its investment advisor’s or its or their control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information including the identities or financial condition of limited partners, shareholders or non-managing members of the Purchaser or its Affiliates or their investment advisors. The Company shall file Form Ds timely with the SEC and other jurisdictions’ securities and blue sky officials and, to the extent applicable, shall cause its placement agent to timely file with FINRA all offering materials required by FINRA Rule 5123. Notwithstanding anything to the contrary in this Section 4.10, no Purchaser shall be required to perform any of the above actions if such performance would constitute or could reasonably result in any restriction or condition that such Purchaser determines, in its reasonable good faith judgment, (i) is materially and unreasonably burdensome, or (ii) would reduce the benefits of the transactions contemplated hereby to such Purchaser to such a degree that such Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date of this Agreement (any such condition or restriction, a “Burdensome Condition”); for the avoidance of doubt, any requirement to disclose the identities or financial condition of limited partners, shareholders or non-managing members of such Purchaser or its Affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Purchaser in its sole discretion.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Purchasers to Purchase Common Shares. The obligation of each Purchaser to acquire Common Shares at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, nor has there been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or restricts any Purchaser or any of a Purchaser’s Affiliates from owning or voting any securities of the Company in accordance with the terms thereof.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, non-objections, registrations and waivers necessary for consummation of the purchase and sale of the Common Shares (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e) No Suspensions of Quotation of Common Stock. The Common Stock (i) shall be designated for quotation on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, in writing by the Commission or the Principal Trading Market.

(f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g) Minimum Offering Amount. The number of shares of the Company’s common stock to be sold under this Agreement and the Subscription Agreements shall be at least 375,000,000 shares, resulting in gross proceeds to the Company of $37.5 million. The Company shall have received and accepted the Subscription Agreements and the proceeds due to the Company under the Subscription Agreements shall be in escrow for the benefit of the Company or shall have been previously received by the Company.

(h) Redemption of TARP Securities. The Company shall have reached an agreement with the U.S. Department of the Treasury (the “Treasury”) whereby the Treasury will permit the Company to redeem its outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and the Treasury’s warrant to purchase the Company’s Common Stock (the “Warrant”) and will forgive all unpaid dividends at a discount which, when aggregated with the discount for the redemption of the Debentures (defined below) and Subordinated Note (defined below), equals or exceeds $17,315,000.

(i) Redemption of Debentures. The Company shall have reached an agreement and/or received such consents as are necessary to permit to the Company to redeem the debentures related to the Company’s trust preferred securities (the “Debentures”) and will forgive all accrued but unpaid interest at a discount which, when aggregated with the discount for the redemption of the Series A Preferred Stock and the Subordinated Note equals or exceeds $17,315,000.

(j) Redemption of Subordinated Note. The Company shall have reached an agreement with the holder of its outstanding subordinated note (the “Subordinated Note”) that will allow the Company to redeem the Subordinated Note and forgive all accrued but unpaid interest at a discount which, when aggregated with the discount for the redemption of the Series A Preferred Stock and Debentures, equals or exceeds $17,315,000.

(k) Regulatory Approvals for Redemptions. The Company shall have obtained all necessary regulatory approvals for the redemptions described in Sections 5.1(h), (i) and (j).

(l) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

(m) No Burdensome Condition. Since the date hereof, there shall not be imposed any Burdensome Condition.

(n) Tier 1 Capital. The Common Shares shall qualify as unrestricted Tier 1 capital pursuant to the Capital Adequacy Guidelines for Bank Holding Companies, 12 C.F.R. Part 225, Appendix A.

(o) Registration Rights Agreement. The Company and each Purchaser (other than any Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) shall have executed and delivered the Registration Rights Agreement.

(p) Tax Opinion. The Company shall have received, and shall have provided to the Purchasers: (i) a limited scope tax opinion (the “Tax Opinion”) from Pepper Hamilton LLP, in substantially the form attached hereto as Exhibit D, documenting the effect of the transactions contemplated by the Transaction Documents with respect to the absence of an “ownership change” for purposes of Section 382 of the Code, (ii) the numerical analysis identifying the testing dates evaluated in the Tax Opinion during the applicable analysis period, the ownership interest held by each shareholder and the ownership change percentage associated with each testing date, (iii) a comprehensive list of all assumptions and Company representations relied upon by Pepper Hamilton in preparing the Tax Opinion and (iv) a copy of all source documentation relied upon by Pepper Hamilton in preparing the Tax Opinion.

(q) Non-Control Determination. Each Purchaser who, together with its Affiliates and persons who share a common investment advisor with such Purchaser, has committed to acquire a beneficial ownership of 5% or more of the outstanding shares of Common Stock (collectively, the “9.9% Purchaser” and each a “9.9% Purchaser”) has received, in each 9.9% Purchaser’s sole discretion, satisfactory feedback from the Federal Reserve that such 9.9% Purchaser will not have “control” of the Company or the Bank for purposes of the BHCA and that no notice is required under the CIBC Act (each, a “Non-Control Determination”).

(r) Ownership Limitation. The purchase of the Common Shares by each Purchaser shall not (i) cause such Purchaser or any of its affiliates to violate any banking regulation (ii) require such Purchaser or any of its affiliates to file a prior notice under the CIBC Act, or otherwise seek prior approval of any banking regulator, (iii) require such Purchaser or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Subsidiary or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time.

(s) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(t) Chairman. The boards of directors of the Company and the Bank shall have taken all actions necessary to appoint Harvey Glick as Chairman of the boards of directors of the Company and the Bank, subject to the consummation of the transactions contemplated by this Agreement and receipt of all required regulatory approvals.

5.2. Conditions Precedent to the Obligations of the Company to sell Common Shares. The Company’s obligation to sell and issue the Common Shares to each Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by each Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, nor has there been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, non-objections, registrations and waivers necessary for consummation of the purchase and sale of the Common Shares, all of which shall be and remain so long as necessary in full force and effect.

(e) Purchaser Deliverables. Each Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f) Minimum Offering Amount. The number of shares of the Company’s common stock to be sold under this Agreement and the Subscription Agreements shall be at least 375,000,000 shares, resulting in gross proceeds to the Company of $37.5 million. The Company shall have received and accepted the Subscription Agreements and the proceeds due to the Company under the Subscription Agreements shall be in escrow for the benefit of the Company or shall have been previously received by the Company.

(g) Increase in Authorized Shares. The Company shall have filed an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 15,000,000 to 580,000,000 and such amendment shall be effective.

(h) Redemption of TARP Securities. The Company shall have reached an agreement with the Treasury whereby the Treasury will permit the Company to redeem its outstanding Series A Preferred Stock and the Warrant and will forgive all unpaid dividends at a discount which, when aggregated with the discount for the redemption of the Debentures and Subordinated Note, equals or exceeds $17,315,000.

(i) Redemption of Debentures. The Company shall have reached an agreement and/or received such consents as are necessary to permit to the Company to redeem the Debentures and will forgive all accrued but unpaid interest at a discount which, when aggregated with the discount for the redemption of the Series A Preferred Stock and the Subordinated Note equals or exceeds $17,315,000.

(j) Redemption of Subordinated Note. The Company shall have reached an agreement with the holder of its outstanding Subordinated Note that will allow the Company to redeem the Subordinated Note and forgive all accrued but unpaid interest at a discount which, when aggregated with the discount for the redemption of the Series A Preferred Stock and Debentures, equals or exceeds $17,315,000.

(k) Regulatory Approvals for Redemptions. The Company shall have obtained all necessary regulatory approvals for the redemptions described in Sections 5.2(h), (i) and (j).

(l) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

(m) Tax Opinion. The Company shall have received, and shall have provided to the Purchasers: (i) the Tax Opinion from Pepper Hamilton LLP, in substantially the form attached hereto as Exhibit D, documenting the effect of the transactions contemplated by the Transaction Documents with respect to the absence of an “ownership change” for purposes of Section 382 of the Code, (ii) the numerical analysis identifying the testing dates evaluated in the Tax Opinion during the applicable analysis period, the ownership interest held by each shareholder and the ownership change percentage associated with each testing date, (iii) a comprehensive list of all assumptions and Company representations relied upon by Pepper Hamilton in preparing the Tax Opinion and (iv) a copy of all source documentation relied upon by Pepper Hamilton in preparing the Tax Opinion.

(n) Ownership Limitation. The purchase of Common Shares by any Purchaser shall not result in such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote more than 9.9% of the outstanding shares of Common Stock as of the Closing Date.

ARTICLE VI

MISCELLANEOUS

6.1. Fees and Expenses. The Company shall pay the reasonable legal fees and expenses of Greenberg Traurig, LLP, counsel to certain Purchasers, not to exceed $30,000, incurred by such Purchasers in connection with the transactions contemplated by the Transaction Documents, which amount shall be paid directly by the Company to Greenberg Traurig, LLP at the Closing or paid by the Company to Greenberg Traurig, LLP upon termination of this Agreement so long as such termination did not occur as a result of a material breach by such Purchasers of any of their obligations hereunder (as the case may be). Except as set forth above or elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Common Shares to the Purchasers.

6.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., Eastern time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., Eastern time, on any Trading Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Trading Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Bank of the Carolinas Corporation

135 Boxwood Village Drive

Mocksville, NC 27208

Attention : Stephen R. Talbert

Telephone: (336) 936-2000

Facsimile: (336) 751-1116

Email: steve.talbert@bankofthecarolinas.com

With a copy to:	Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attention: Todd H. Eveson Telephone: (919) 882-7153 Facsimile: (919) 781-4865 Email: teveson@wyrick.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4. Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Common Shares.

6.5. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Common Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Common Shares, by the terms and conditions of this Agreement that apply to the “Purchasers.”

6.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.7, the Purchaser Parties.

6.8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the North Carolina Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the North Carolina Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such North Carolina Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Common Shares; provided, however, that (i) the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f), 3.1(g), 3.1(i) and 3.1(j) and the representations and warranties of the Purchasers set forth in Section 3.2(a) shall survive for the applicable statute of limitations and (ii) all other representations and warranties of the Company set forth in Sections 3.1 and all other representations and warranties of the Purchasers set forth in Section 3.2 shall survive for a period of one (1) year following the Closing and the delivery of the Common Shares.

6.10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12. Replacement of Shares. If any certificate or instrument evidencing any Common Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Common Shares. If a replacement certificate or instrument evidencing any Common Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14. Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Common Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

6.16. Termination.

(a) This Agreement may be terminated and the sale and purchase of the Common Shares abandoned at any time prior to the Closing:

(i) by the written consent of the Company and any Purchaser (with respect to itself only);

(ii) by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., Eastern time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 (a)(ii) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time;

(iii) by the Company or Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(iv) by Purchaser (with respect to itself only), upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.1(a) or Section 5.1(b) would not be satisfied;

(v) by the Company, upon written notice to Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.2(a) or Section 5.2(b) would not be satisfied; or

(vi) by the Company or Purchaser (with respect to itself only), upon written notice to the other, if any of the conditions to Closing set forth in Sections 5.1 or 5.2 are not capable of being satisfied on or before 5:00 p.m., Eastern time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16(a)(vi) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the conditions to Closing set forth in Sections 5.1 or 5.2 to occur on or before such time.

(b) Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

6.17. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18. Adjustments in Common Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BANK OF THE CAROLINAS CORPORATION

By:
Stephen R. Talbert
President and Chief Executive Officer

NAME OF PURCHASER:

By:
Name:
Title:

Aggregate Purchase Price
(Subscription Amount): $

Number of Common Shares to be Acquired:

Tax ID No.:

Address for Notice:

Telephone:
Facsimile:
Email:

Attention:

Delivery Instructions: (if different than above)

EXHIBITS

A	–	Form of Registration Rights Agreement

B	–	Accredited Investor Questionnaire

C	–	Form of Opinion of Company Counsel

D	–	Form of Tax Opinion

E	–	Form of Secretary’s Certificate

F	–	Form of Officer’s Certificate

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Bank of the Carolinas Corporation

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of common stock, no par value per share (the “Common Shares”), of Bank of the Carolinas Corporation, a North Carolina corporation (the “Company”). The Common Shares are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Common Shares to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Common Shares will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Common Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.        BACKGROUND INFORMATION

Name of Beneficial Owner of the Common Shares:

Business Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number:	( )

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

Were you formed for the purpose of investing in the securities being offered?

Yes                       No

If an individual:

Residence Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number:	( )

Age:                              Citizenship:                              Where registered to vote:

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Company?

Yes                       No

Social Security or Taxpayer Identification No.

PART B.        ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Common Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Common Shares.

________	1.	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

________	2.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

________	3.	An insurance company as defined in Section 2(a)(13) of the Securities Act;

________	4.	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

________	5.	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

________	6.	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

________	7.	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

________	8.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

________	9.	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000;

________	10.	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

________	11.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000 (see Note 11 below);

________	12.	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

________	13.	An executive officer or director of the Company; and

________	14.	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

Note 11.	For purposes of calculating net worth under paragraph (12):

(A)	The person’s primary residence shall not be included as an asset;

(B)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

A.	FOR EXECUTION BY AN INDIVIDUAL:

Date:

By:
Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

Date:

By:
Print Name:
Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

Date:

By:
Print Name:
Title:

Entity Name:

Date:

By:
Print Name:
Title:

EXHIBIT C

Form of Opinion of Company Counsel

[Company Counsel to add Preamble and Carveouts]

1.	The Company validly exists as a corporation in good standing under the laws of the State of North Carolina.

2.	The Company has the corporate power and authority to execute and deliver and to perform its obligations under the Transaction Documents, including, without limitation, to issue the Common Shares.

3.	The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

4.	The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act.

5.	Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers (to the extent they are a party), each of the Transaction Documents constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

6.	The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations under such agreements, including its issuance and sale of the Common Shares, do not and will not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any federal or state governmental authority, except (1) as may be required by federal securities laws with respect to the Company’s obligations under the Registration Rights Agreement, (2) the filing of Form D pursuant to Securities and Exchange Commission Regulation D, and (3) [the filings required in accordance with Section 4.6 of the Stock Purchase Agreement], (b) violate any federal or state statute, rule or regulation, or any rule or regulation of the OTCQB, or any court order, judgment or decree, if any, listed in Exhibit A hereto, which exhibit lists all court orders, judgments and decrees that the Company has certified to us are applicable to it, (c) result in any violation of the Articles of Incorporation or Bylaws of the Company or (d) result in a breach of, or constitute a default under, any Material Contract.

7.	Assuming the accuracy of the representations, warranties and compliance with the covenants and agreements of the Purchasers and the Company contained in the Stock Purchase Agreement, it is not necessary, in connection with the offer, sale and delivery of the Common Shares to the Purchasers to register the Common Shares under the Securities Act.

8.	The Common Shares being delivered to the Purchasers pursuant to the Stock Purchase Agreement have been duly and validly authorized and, when issued, delivered and paid for as contemplated in the Stock Purchase Agreement, will be duly and validly issued, fully paid and non-assessable, and free of any preemptive right or similar rights contained in the Company’s Articles of Incorporation or Bylaws.

EXHIBIT D

Form of Tax Opinion

[TO BE PROVIDED]

EXHIBIT E

Form of Secretary’s Certificate

The undersigned hereby certifies that [he/she] is the duly elected, qualified and acting Secretary of Bank of the Carolinas Corporation, a North Carolina corporation (the “Company “), and that as such [he/she] is authorized to execute and deliver this certificate in the name and on behalf of the Company in connection with the Stock Purchase Agreement, dated as of             , 2014, by and among the Company and the investors party thereto (the “Stock Purchase Agreement “), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Stock Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on , 2014. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a copy of the Company’s Articles of Incorporation, as amended. Such Articles of Incorporation, as amended constitute true, correct and complete copies of the Articles of Incorporation, as amended of the Company as in effect on the date hereof.

3.	Attached hereto as Exhibit C is a copy of the Company’s bylaws. Such bylaws constitute true, correct and complete copies of the bylaws of the Company as in effect on the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Stock Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set [his/her] hand as of this      day of             , 2014.

[ ]
Secretary

I,                     , [Chief Financial Officer], hereby certify that                      is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is [his/her] true signature.

[ ]
Chief Financial Officer

Exhibit A

Resolutions

Exhibit B

Articles of Incorporation

Exhibit C

Bylaws

EXHIBIT F

Form of Officer’s Certificate

The undersigned, the [ Chief Financial Officer] [Chief Executive Officer] of Bank of the Carolinas Corporation, a North Carolina corporation (the “Company”), pursuant to Section 2.2(a)(vi) of the Stock Purchase Agreement, dated as of             , 2014, by and among the Company and the investors signatory thereto (the “Stock Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Stock Purchase Agreement):

1.	The representations and warranties of the Company contained in the Stock Purchase Agreement are true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this certificate this      day of             , 2014.

[ ]
[ ]